Exhibit 99.1

Federated Investors, Inc. Reports Third Quarter 2019 Earnings

•	Q3 2019 EPS of $0.72 compared to $0.59 for Q3 2018

•	Managed assets reach a record $527.2 billion

•	Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., Oct. 24, 2019) — Federated Investors, Inc. (NYSE: FII), a leading global investment manager, today reported earnings per diluted share (EPS) of $0.72 for Q3 2019, compared to $0.59 for the same quarter last year, on net income of $73.0 million for Q3 2019, compared to $59.6 million for Q3 2018. Federated reported YTD 2019 EPS of $1.88, compared to $1.57 for the same period in 2018, on YTD 2019 net income of $190.2 million, compared to $158.8 million for the same period in 2018. Federated's YTD 2018 results included a $27.2 million pre-tax net expense, representing $0.21 per diluted share net of tax, primarily related to two foreign currency forward derivative instruments (FX Forward Loss) entered into in connection with Federated's Q3 2018 acquisition of a majority interest in Hermes Fund Managers Limited (Hermes).
Federated's total managed assets were a record $527.2 billion at Sept. 30, 2019, up $90.0 billion or 21% from $437.2 billion at Sept. 30, 2018 and up $25.0 billion or 5% from $502.2 billion at June 30, 2019. Total average managed assets for Q3 2019 were $518.0 billion, up $84.1 billion or 19% from $433.9 billion reported for Q3 2018 and up $24.7 billion or 5% from $493.3 billion reported for Q2 2019.
"As the Federal Reserve cut rates twice in the quarter, investors sought Federated's range of ultrashort products and other fixed-income strategies, and our liquidity management solutions approached record highs," said J. Christopher Donahue, president and chief executive officer. "Federated also continued to see interest in the growth-focused Federated Kaufmann Small Cap Fund, as well as a range of Hermes equity strategies."
Federated's board of directors declared a quarterly dividend of $0.27 per share. The dividend is payable on Nov. 15, 2019 to shareholders of record as of Nov. 8, 2019. During Q3 2019, Federated purchased 79,592 shares of Federated class B common stock for $1.9 million.
Federated's equity assets were $80.8 billion at Sept. 30, 2019, down $3.3 billion or 4% from $84.1 billion at Sept. 30, 2018 and down $1.2 billion or 1% from $82.0 billion at June 30, 2019. Top-selling equity funds during Q3 2019 on a net basis were Federated Kaufmann Small Cap Fund; Hermes Global Emerging Markets Fund; Hermes SDG Engagement Equity Fund; Hermes Global Equity ESG Fund; and Federated MDT Small Cap Growth Fund.
Federated's fixed-income assets were a record $65.8 billion at Sept. 30, 2019, up $0.4 billion or 1% from $65.4 billion at Sept. 30, 2018 and up $0.7 billion or 1% from $65.1 billion at June 30, 2019. Top-selling fixed-income funds during Q3 2019 on a net basis were Federated Bond Fund; Federated Municipal Ultrashort Fund; Federated Institutional High Yield Bond Fund; Hermes Global High Yield Credit Fund; and Federated Government Ultrashort Duration Fund.
Money market assets were $359.3 billion at Sept. 30, 2019, up $95.1 billion or 36% from $264.2 billion at Sept. 30, 2018 and up $26.2 billion or 8% from $333.1 billion at June 30, 2019. Money market fund assets were $261.2 billion at Sept. 30, 2019, up $78.2 billion or 43% from $183.0 billion at Sept. 30, 2018 and up $29.9 billion or 13% from $231.3 billion at June 30, 2019.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q3 2019 Earnings	Page 2 of 12

Federated's money market separate account assets were $98.1 billion at Sept. 30, 2019, up $16.8 billion or 21% from $81.3 billion at Sept. 30, 2018 and down $3.6 billion or 4% from $101.7 billion at June 30, 2019.
Financial Summary
Q3 2019 vs. Q3 2018
Revenue increased $31.7 million or 10% primarily due to higher average money market assets. This increase in revenue was partially offset by a decrease in revenue from lower average equity assets.
During Q3 2019, Federated derived 58% of its revenue from long-term assets (40% from equity assets, 13% from fixed-income assets and 5% from alternative/private markets and multi-asset), 41% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $24.3 million or 11% primarily due to an increase in distribution expenses associated with higher average money market fund assets and an increase in compensation and related expenses.
Nonoperating income (expenses), net increased $5.6 million primarily due to an increase in private equity carried interest income on assets managed by a nonconsolidated entity.
Q3 2019 vs. Q2 2019
Revenue increased $18.9 million or 6% primarily due to higher average money market assets and an extra day of revenue in Q3 2019.
Operating expenses increased $14.5 million or 6% primarily due to an increase in distribution expenses associated with higher average money market fund assets and an increase in compensation and related expenses.
Nonoperating income (expenses), net increased $8.1 million primarily due to an increase in private equity carried interest income on assets managed by a nonconsolidated entity.
YTD 2019 vs. YTD 2018
Revenue increased $140.4 million or 17% primarily due to the consolidation of Hermes’ revenue (which included performance fees of $4.2 million in 2019) for three quarters in 2019 as compared to one quarter in 2018 and higher average money market assets. These increases were partially offset by a decrease in revenue from lower average equity and multi-asset assets and a change in the mix of average domestic fixed-income assets.
For the first nine months of 2019, Federated derived 60% of its revenue from long-term assets (41% from equity assets, 14% from fixed-income assets and 5% from alternative/private markets and multi-asset), 39% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $137.6 million or 23% primarily due to the consolidation of Hermes’ expenses for three quarters in 2019 as compared to one quarter in 2018 and an increase in distribution expenses associated with higher average money market fund assets.
Nonoperating income (expenses), net increased $36.4 million primarily due to the FX Forward Loss recorded in Q2 2018.
Federated's level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly

Federated Reports Q3 2019 Earnings	Page 3 of 12

impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated will host an earnings conference call at 9 a.m. Eastern on Oct. 25, 2019. Investors are invited to listen to Federated's earnings teleconference by calling 844-602-0380 (domestic) or 862-298-0970 (international) prior to the 9 a.m. start time. The call may also be accessed online in real time via the About section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern on Oct. 25, 2019 until Nov. 1, 2019 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 54018. An online replay will be available via FederatedInvestors.com for one year.
Federated Investors, Inc. is a leading global investment manager with $527.2 billion in assets under management as of Sept. 30, 2019. Our investment solutions span 131 equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies, and a range of separately managed account strategies. Providing comprehensive investment management to more than 11,000 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated’s nearly 1,900 employees include those in New York, Boston, London and several other offices worldwide. In 2018, Federated acquired a majority interest in Hermes Investment Management, which provides world-class active management and stewardship services.
Federated ranks in the top 6% of equity fund managers in the industry, the top 7% of money market fund managers and the top 11% of fixed-income fund managers1. Federated also ranks as the 10th-largest SMA manager2. Information regarding Hermes is available at Hermes-Investment.com. An analyst presentation that includes information about Hermes also is available. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, Sept. 30, 2019. Based on assets under management in open-end funds.
2) Money Management Institute/Cerulli, Q2 2019.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Investment Management Limited and Hermes European Equities Limited, each a registered investment adviser.
Certain statements in this press release, such as those related to performance, investor preferences and demand, and asset flows and mix, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, sustain product demand, and asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

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Federated Reports Q3 2019 Earnings	Page 4 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2018 to Q3 2019	Quarter Ended	% Change Q2 2019 to Q3 2019
	Sept. 30, 2019	Sept. 30, 2018		June 30, 2019
Revenue
Investment advisory fees, net	$232,106	$217,036	7%	$220,669	5%
Administrative service fees, net—affiliates	64,216	49,855	29	57,968	11
Other service fees, net	44,018	41,725	5	42,842	3
Total Revenue	340,340	308,616	10	321,479	6

Operating Expenses
Compensation and related	112,247	103,092	9	107,248	5
Distribution	88,082	72,153	22	82,000	7
Systems and communications	13,353	12,213	9	12,111	10
Office and occupancy	10,855	9,332	16	11,066	(2)
Professional service fees	10,678	13,535	(21)	10,281	4
Advertising and promotional	4,102	4,502	(9)	4,697	(13)
Travel and related	4,158	4,622	(10)	4,459	(7)
Other	7,558	7,269	4	4,677	62
Total Operating Expenses	251,033	226,718	11	236,539	6
Operating Income	89,307	81,898	9	84,940	5

Nonoperating Income (Expenses)
Investment income (loss), net	444	1,199	(63)	1,526	(71)
Debt expense	(1,239)	(1,602)	(23)	(1,332)	(7)
Other, net	8,264	2,240	269	(832)	NM
Total Nonoperating Income (Expenses), net	7,469	1,837	307	(638)	NM
Income before income taxes	96,776	83,735	16	84,302	15
Income tax provision	23,191	21,741	7	20,462	13
Net income including the noncontrolling interests in subsidiaries	73,585	61,994	19	63,840	15
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	623	2,386	(74)	1,116	(44)
Net Income	$72,962	$59,608	22%	$62,724	16%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.72	$0.59	22%	$0.62	16%
Weighted-Average Shares Outstanding
Basic and diluted	97,306	96,664		97,330
Dividends Declared Per Share	$0.27	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $2.8 million, $2.4 million and $2.4 million available to unvested restricted Federated shareholders for the quarterly periods ended Sept. 30, 2019, Sept. 30, 2018 and June 30, 2019, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Reports Q3 2019 Earnings	Page 5 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2019	Sept. 30, 2018	% Change
Revenue
Investment advisory fees, net	$663,974	$559,429	19%
Administrative service fees, net—affiliates	176,319	147,248	20
Other service fees, net	128,576	121,784	6
Total Revenue	968,869	828,461	17

Operating Expenses
Compensation and related	330,712	255,613	29
Distribution	247,713	214,098	16
Systems and communications	38,258	28,397	35
Office and occupancy	33,283	24,238	37
Professional service fees	31,445	32,443	(3)
Advertising and promotional	12,989	10,967	18
Travel and related	12,465	10,967	14
Other	16,868	9,412	79
Total Operating Expenses	723,733	586,135	23
Operating Income	245,136	242,326	1

Nonoperating Income (Expenses)
Investment income (loss), net	4,679	3,294	42
Debt expense	(3,971)	(4,363)	(9)
Other, net	7,756	(26,877)	129
Total Nonoperating Income (Expenses), net	8,464	(27,946)	130
Income before income taxes	253,600	214,380	18
Income tax provision	61,564	53,713	15
Net income including the noncontrolling interests in subsidiaries	192,036	160,667	20
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	1,804	1,906	(5)
Net Income	$190,232	$158,761	20%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$1.88	$1.57	20%
Weighted-Average Shares Outstanding
Basic	97,211	97,013
Diluted	97,211	97,014
Dividends Declared Per Share	$0.81	$0.79
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $7.3 million and $6.3 million available to unvested restricted Federated shareholders for the nine months ended Sept. 30, 2019 and Sept. 30, 2018, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Reports Q3 2019 Earnings	Page 6 of 12

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2019	Dec. 31, 2018
Assets
Cash and other investments	$309,005	$190,490
Other current assets	111,867	113,611
Intangible assets, net, including goodwill	1,133,370	1,149,247
Other long-term assets	199,729	90,335
Total Assets	$1,753,971	$1,543,683

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$194,375	$181,180
Long-term debt	120,000	135,000
Other long-term liabilities	289,607	187,869
Redeemable noncontrolling interests	199,492	182,513
Equity excluding treasury stock	1,229,969	1,144,458
Treasury stock	(279,472)	(287,337)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,753,971	$1,543,683

Federated Reports Q3 2019 Earnings	Page 7 of 12

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
Equity
Beginning assets	$81,999	$80,245	$57,973	$72,497	$62,816
Sales[1]	5,182	4,812	3,757	15,130	9,681
Redemptions[1]	(6,384)	(4,404)	(5,288)	(16,714)	(15,624)
Net sales (redemptions)[1]	(1,202)	408	(1,531)	(1,584)	(5,943)
Net exchanges	(11)	191	(11)	193	64
Acquisition-related	0	0	24,700	0	24,700
Impact of foreign exchange[2]	(577)	4	0	(695)	0
Market gains and (losses)[3]	541	1,151	3,012	10,339	2,506
Ending assets	$80,750	$81,999	$84,143	$80,750	$84,143

Fixed Income
Beginning assets	$65,052	$64,107	$61,435	$63,158	$64,160
Sales[1]	4,805	5,193	5,163	15,414	14,826
Redemptions[1]	(5,418)	(5,181)	(4,418)	(16,940)	(15,946)
Net sales (redemptions)[1]	(613)	12	745	(1,526)	(1,120)
Net exchanges	10	(191)	2	(214)	(78)
Acquisition-related	0	0	2,732	0	2,732
Impact of foreign exchange[2]	(107)	(25)	0	(124)	0
Market gains and (losses)[3]	1,482	1,149	455	4,530	(325)
Ending assets	$65,824	$65,052	$65,369	$65,824	$65,369

Alternative/Private Markets[4]
Beginning assets	$17,917	$17,854	$292	$18,318	$366
Sales[1]	384	320	757	1,017	813
Redemptions[1]	(813)	(302)	(674)	(1,973)	(785)
Net sales (redemptions)[1]	(429)	18	83	(956)	28
Net exchanges	(61)	(1)	(2)	(64)	(3)
Acquisition-related	0	0	18,509	0	18,509
Impact of foreign exchange[2]	(560)	(435)	0	(608)	0
Market gains and (losses)[3]	289	481	(261)	466	(279)
Ending assets	$17,156	$17,917	$18,621	$17,156	$18,621

Multi-asset
Beginning assets	$4,213	$4,259	$4,730	$4,093	$5,014
Sales[1]	65	78	120	247	374
Redemptions[1]	(218)	(228)	(211)	(687)	(675)
Net sales (redemptions)[1]	(153)	(150)	(91)	(440)	(301)
Net exchanges	57	0	4	59	2
Acquisition-related	0	0	45	0	45
Market gains and (losses)[3]	23	104	102	428	30
Ending assets	$4,140	$4,213	$4,790	$4,140	$4,790

Total Long-term Assets[4]
Beginning assets	$169,181	$166,465	$124,430	$158,066	$132,356
Sales[1]	10,436	10,403	9,797	31,808	25,694
Redemptions[1]	(12,833)	(10,115)	(10,591)	(36,314)	(33,030)
Net sales (redemptions)[1]	(2,397)	288	(794)	(4,506)	(7,336)
Net exchanges	(5)	(1)	(7)	(26)	(15)
Acquisition-related	0	0	45,986	0	45,986
Impact of foreign exchange[2]	(1,244)	(456)	0	(1,427)	0
Market gains and (losses)[3]	2,335	2,885	3,308	15,763	1,932
Ending assets	$167,870	$169,181	$172,923	$167,870	$172,923
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes. Reporting only contains foreign exchange separately beginning with Q1 2019, previously included in Market gains and (losses).
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates for periods prior to Q1 2019.

4)
Ending assets includes $8.0 billion, $8.4 billion, and $8.4 billion at Sept. 30, 2019, June 30, 2019, and Sept. 30, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q3 2019 Earnings	Page 8 of 12

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Sept. 30, 2019
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$43,443	$38,556	$42,084	$22,968	$11,400	$6,517	$4,019	$194	$100,946	$68,235
Sales	2,669	2,513	3,971	834	200	184	60	5	6,900	3,536
Redemptions	(2,991)	(3,393)	(4,136)	(1,282)	(651)	(162)	(208)	(10)	(7,986)	(4,847)
Net sales (redemptions)	(322)	(880)	(165)	(448)	(451)	22	(148)	(5)	(1,086)	(1,311)
Net exchanges	(11)	0	15	(5)	(61)	0	57	0	0	(5)
Impact of foreign exchange[3]	(291)	(286)	(81)	(26)	(353)	(207)	0	0	(725)	(519)
Market gains and (losses)[4]	(244)	785	476	1,006	291	(2)	24	(1)	547	1,788
Ending assets	$42,575	$38,175	$42,329	$23,495	$10,826	$6,330	$3,952	$188	$99,682	$68,188

	Nine Months Ended
	Sept. 30, 2019
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$36,584	$35,913	$40,490	$22,668	$11,365	$6,953	$3,920	$173	$92,359	$65,707
Sales	9,128	6,002	12,266	3,148	695	322	235	12	22,324	9,484
Redemptions	(8,734)	(7,980)	(12,707)	(4,233)	(1,251)	(722)	(665)	(22)	(23,357)	(12,957)
Net sales (redemptions)	394	(1,978)	(441)	(1,085)	(556)	(400)	(430)	(10)	(1,033)	(3,473)
Net exchanges	193	0	(184)	(30)	(64)	0	59	0	4	(30)
Impact of foreign exchange[3]	(333)	(362)	(95)	(29)	(380)	(228)	0	0	(808)	(619)
Market gains and (losses)[4]	5,737	4,602	2,559	1,971	461	5	403	25	9,160	6,603
Ending assets	$42,575	$38,175	$42,329	$23,495	$10,826	$6,330	$3,952	$188	$99,682	$68,188

1)
Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

2)	Ending assets includes $8.0 billion of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.
3) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

4)	Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Reports Q3 2019 Earnings	Page 9 of 12

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
Total Fund Assets[1]
Beginning assets	$100,946	$98,482	$76,389	$92,359	$79,301
Sales	6,900	7,502	7,168	22,324	18,733
Redemptions	(7,986)	(7,020)	(7,405)	(23,357)	(21,986)
Net sales (redemptions)	(1,086)	482	(237)	(1,033)	(3,253)
Net exchanges	0	(1)	(4)	4	(13)
Acquisition-related	0	0	23,564	0	23,564
Impact of foreign exchange[2]	(725)	(331)	0	(808)	0
Market gains and (losses)[3]	547	2,314	1,725	9,160	1,838
Ending assets	$99,682	$100,946	$101,437	$99,682	$101,437

Total Separate Account Assets[4]
Beginning assets	$68,235	$67,983	$48,041	$65,707	$53,055
Sales[5]	3,536	2,901	2,629	9,484	6,961
Redemptions[5]	(4,847)	(3,095)	(3,186)	(12,957)	(11,044)
Net sales (redemptions)[5]	(1,311)	(194)	(557)	(3,473)	(4,083)
Net exchanges	(5)	0	(3)	(30)	(2)
Acquisition-related	0	0	22,422	0	22,422
Impact of foreign exchange[2]	(519)	(125)	0	(619)	0
Market gains and (losses)[3]	1,788	571	1,583	6,603	94
Ending assets	$68,188	$68,235	$71,486	$68,188	$71,486

Total Long-term Assets[1,4]
Beginning assets	$169,181	$166,465	$124,430	$158,066	$132,356
Sales[5]	10,436	10,403	9,797	31,808	25,694
Redemptions[5]	(12,833)	(10,115)	(10,591)	(36,314)	(33,030)
Net sales (redemptions)[5]	(2,397)	288	(794)	(4,506)	(7,336)
Net exchanges	(5)	(1)	(7)	(26)	(15)
Acquisition-related	0	0	45,986	0	45,986
Impact of foreign exchange[2]	(1,244)	(456)	0	(1,427)	0
Market gains and (losses)[3]	2,335	2,885	3,308	15,763	1,932
Ending assets	$167,870	$169,181	$172,923	$167,870	$172,923

1)
Includes $8.0 billion, $8.4 billion, and $8.4 billion at Sept. 30, 2019, June 30, 2019, and Sept. 30, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes. Reporting only contains foreign exchange separately beginning with Q1 2019, previously included in Market gains and (losses).
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates for periods prior to Q1 2019.
4) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.

5)	For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q3 2019 Earnings	Page 10 of 12

Unaudited Managed Assets (in millions)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
By Asset Class
Equity	$80,750	$81,999	$80,245	$72,497	$84,143
Fixed-income	65,824	65,052	64,107	63,158	65,369
Alternative / private markets[1]	17,156	17,917	17,854	18,318	18,621
Multi-asset	4,140	4,213	4,259	4,093	4,790
Total long-term assets	167,870	169,181	166,465	158,066	172,923
Money market	359,292	333,066	318,413	301,794	264,233
Total Managed Assets	$527,162	$502,247	$484,878	$459,860	$437,156

By Product Type
Funds:
Equity	$42,575	$43,443	$42,057	$36,584	$43,578
Fixed-income	42,329	42,084	41,189	40,490	41,817
Alternative / private markets[1]	10,826	11,400	11,164	11,365	11,457
Multi-asset	3,952	4,019	4,072	3,920	4,585
Total long-term assets	99,682	100,946	98,482	92,359	101,437
Money market	261,215	231,321	214,764	208,480	182,966
Total Fund Assets	$360,897	$332,267	$313,246	$300,839	$284,403
Separate Accounts:
Equity	$38,175	$38,556	$38,188	$35,913	$40,565
Fixed-income	23,495	22,968	22,918	22,668	23,552
Alternative / private markets	6,330	6,517	6,690	6,953	7,164
Multi-asset	188	194	187	173	205
Total long-term assets	68,188	68,235	67,983	65,707	71,486
Money market	98,077	101,745	103,649	93,314	81,267
Total Separate Account Assets	$166,265	$169,980	$171,632	$159,021	$152,753
Total Managed Assets	$527,162	$502,247	$484,878	$459,860	$437,156
1) Includes $8.0 billion, $8.4 billion, $8.1 billion, $8.3 billion and $8.4 billion at Sept. 30, 2019, June 30, 2019, March 31, 2019, Dec. 31, 2018 and Sept. 30, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q3 2019 Earnings	Page 11 of 12

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
By Asset Class
Equity	$82,027	$80,819	$77,554	$78,084	$84,262
Fixed-income	65,074	64,913	64,167	63,881	64,750
Alternative / private markets[1]	17,407	17,772	18,311	18,410	18,504
Multi-asset	4,167	4,225	4,225	4,449	4,805
Total long-term assets	168,675	167,729	164,257	164,824	172,321
Money market	349,313	325,527	311,150	278,885	261,571
Total Avg. Managed Assets	$517,988	$493,256	$475,407	$443,709	$433,892

By Product Type
Funds:
Equity	$43,077	$42,571	$40,217	$39,871	$43,473
Fixed-income	41,958	41,652	41,095	41,088	41,501
Alternative / private markets[1]	11,035	11,146	11,545	11,351	11,109
Multi-asset	3,978	4,034	4,042	4,268	4,598
Total long-term assets	100,048	99,403	96,899	96,578	100,681
Money market	249,846	222,282	209,260	194,009	179,562
Total Avg. Fund Assets	$349,894	$321,685	$306,159	$290,587	$280,243
Separate Accounts:
Equity	$38,950	$38,248	$37,337	$38,213	$40,789
Fixed-income	23,116	23,261	23,072	22,793	23,249
Alternative / private markets	6,372	6,626	6,766	7,059	7,395
Multi-asset	189	191	183	181	207
Total long-term assets	68,627	68,326	67,358	68,246	71,640
Money market	99,467	103,245	101,890	84,876	82,009
Total Avg. Separate Account Assets	$168,094	$171,571	$169,248	$153,122	$153,649
Total Avg. Managed Assets	$517,988	$493,256	$475,407	$443,709	$433,892
1) The average balance includes $8.1 billion, $8.1 billion, $8.4 billion, $8.3 billion and $8.2 billion for the quarters ended Sept. 30, 2019, June 30, 2019, March 31, 2019, Dec. 31, 2018 and Sept. 30, 2018 respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q3 2019 Earnings	Page 12 of 12

Unaudited Average Managed Assets	Nine Months Ended
(in millions)	Sept. 30, 2019	Sept. 30, 2018
By Asset Class
Equity	$80,133	$68,212
Fixed-income	64,718	63,312
Alternative / private markets[1]	17,830	6,393
Multi-asset	4,206	4,869
Total long-term assets	166,887	142,786
Money market	328,664	263,162
Total Avg. Managed Assets	$495,551	$405,948

By Product Type
Funds:
Equity	$41,955	$36,022
Fixed-income	41,568	40,907
Alternative / private markets[1]	11,243	3,928
Multi-asset	4,018	4,650
Total long-term assets	98,784	85,507
Money market	227,130	179,100
Total Avg. Fund Assets	$325,914	$264,607
Separate Accounts:
Equity	$38,178	$32,190
Fixed-income	23,150	22,405
Alternative / private markets	6,587	2,465
Multi-asset	188	219
Total long-term assets	68,103	57,279
Money market	101,534	84,062
Total Avg. Separate Account Assets	$169,637	$141,341
Total Avg. Managed Assets	$495,551	$405,948
1) The average balance includes $8.2 billion and $2.7 billion for the nine months ended Sept. 30, 2019 and 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.